UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2021 (February 4, 2021)

JANUS HENDERSON GROUP PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-38103	98-1376360
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

201 Bishopsgate	EC2M3AE
London, United Kingdom	(Zip Code)
(Address of principal executive offices)

+44 (0) 20 7818 1818

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Per Share Par Value	JHG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Secondary Offering

On February 9, 2021, Dai-ichi Life Holdings, Inc. (the “Selling Stockholder” or “Dai-ichi”) completed the previously-announced secondary offering (the “Offering”) of 30,668,922 shares of common stock, par value $1.50 per share (the “Common Stock”) of Janus Henderson Group plc (“Janus Henderson” or the “Company”). The Company did not receive any proceeds from the sale of Common Stock in the Offering. As part of the Offering, the Company repurchased 8,048,360 shares of Common Stock for a total of $229,999,995.81 through Goldman Sachs & Co. LLC (the “Underwriter”), pursuant to its previously announced shareholder stock repurchase authorization, at the price at which the shares of Common Stock were sold to the public in the Offering, less the underwriting discount (the “Repurchase”).

In connection with the Offering, the Company entered into an underwriting agreement (the “Underwriting Agreement”), dated February 4, 2021, by and among Janus Henderson, the Selling Stockholder and the Underwriter.

The Company and the Selling Stockholder have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriter may be required to make because of any of those liabilities.

At December 31, 2020, the Selling Stockholder owned approximately 17.0% of the Company’s Common Stock outstanding. As a result of the completion of the Offering and the Repurchase, the Selling Stockholder no longer owns any shares of the Company’s Common Stock.

The foregoing summary of the Underwriting Agreement is qualified by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

In addition, in connection with the Offering, the Company is filing the Opinion of Carey Olsen Jersey LLP regarding the validity of the Common Stock as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Exhibits.

(d)            Exhibits.

Exhibit No.	Exhibit
1.1	Underwriting Agreement, dated February 4, 2021, among Janus Henderson Group plc, Dai-ichi Life Holdings, Inc. and Goldman Sachs & Co. LLC
5.1	Opinion of Carey Olsen Jersey LLP regarding the validity of the Common Stock
23.1	Consent of Carey Olsen Jersey LLP (included as part of Exhibit 5.1)
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JANUS HENDERSON GROUP PLC

By:	/s/ Roger Thompson
Name:	Roger Thompson
Title:	Chief Financial Officer

Date: February 9, 2021